Exhibits 5 and 23.1




                   [Letterhead of Mays & Valentine, L.L.P.]

                                December 17, 1998

Pinnacle Bankshares Corporation
622 Broad Street
Altavista, Virginia 24517

Gentlemen:

            We have participated in the preparation of the Registration Statement under the Securities Act of 1933 on Form S-3, including Exhibits (the "Registration Statement"), of Pinnacle Bankshares Corporation ("Pinnacle") relating to the registration of 100,000 shares of Pinnacle Common Stock, $3.00 par value, to be issued by Pinnacle pursuant to the terms of the Pinnacle Bankshares Corporation Dividend Reinvestment Plan (the "Plan").

            We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement. In connection with the furnishing of our opinion, we have examined, among other things, the Articles of Incorporation and Bylaws of Pinnacle. We have also examined the Plan and the minutes of the proceedings of the Board of Directors of Pinnacle, the Registration Statement, and such other records and documents as we deemed pertinent.

            Based on the foregoing, with regard to the legality of the issuance of the Pinnacle Common Stock being registered under the Registration Statement, it is our opinion that:

            1. Pinnacle has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, with full power and authority to carry on business in which it is now and will be engaged.

            2. The 100,000 shares of Pinnacle Common Stock being registered under the Registration Statement pursuant to the Plan will, when issued, be legally issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinion" in the contained therein.

                                   Sincerely,


                                    /s/ Mays & Valentine, L.L.P.